             GUARANTEED LIFETIME WITHDRAWAL BENEFIT RIDER SCHEDULE

RIDER ISSUE DATE:             Month Day, Year

INITIAL BENEFIT BASE:         $100,000.00

ROLLUP RATE:                  5.00%

ROLLUP RATE PERIOD END DATE:  10/th/ Contract Anniversary

LIFETIME WITHDRAWAL AGE:      59 1/2
                              -------------------------------------------------
WITHDRAWAL RATE:                                 EXPEDITE
                              -------------------------------------------------
                              AGE AT 1/ST/ WITHDRAWAL AFTER  WITHDRAWAL RATE
                                 LIFETIME WITHDRAWAL AGE
                              -------------------------------------------------
                                 59 1/2 TO LESS THAN 65           5.00%
                              -------------------------------------------------
                                   65 TO LESS THAN 75             6.00%
                              -------------------------------------------------
                                   75 TO LESS THAN 80             6.00%
                              -------------------------------------------------
                                           80+                    6.75%
                              -------------------------------------------------
                              ----------------------------------------------------------------------------------
LIFETIME GUARANTEE RATE:                                          EXPEDITE
                              ----------------------------------------------------------------------------------
                                 AGE AT 1/ST/ WITHDRAWAL      YOUR AGE WHEN    SINGLE LIFETIME  JOINT LIFETIME
                                     AFTER LIFETIME          ACCOUNT VALUE IS     GUARANTEE       GUARANTEE
                                     WITHDRAWAL AGE          REDUCED TO ZERO        RATE             RATE
                              ----------------------------------------------------------------------------------
                                 59 1/2 TO LESS THAN 65       79 OR YOUNGER         3.00%           2.00%
                                                             ---------------------------------------------------
                                                               80 OR OLDER          3.25%           2.25%
                              ----------------------------------------------------------------------------------
                                   65 TO LESS THAN 75         79 OR YOUNGER         4.00%           3.00%
                                                             ---------------------------------------------------
                                                               80 OR OLDER          4.25%           3.25%
                              ----------------------------------------------------------------------------------
                                   75 TO LESS THAN 80         79 OR YOUNGER         4.00%           3.00%
                                                             ---------------------------------------------------
                                                               80 OR OLDER          4.25%           3.25%
                              ----------------------------------------------------------------------------------
                                           80+                79 OR YOUNGER          N/A             N/A
                                                             ---------------------------------------------------
                                                               80 OR OLDER          5.00%           4.00%
                              ----------------------------------------------------------------------------------

RESTRICTIONS ON SUBSEQUENT    We may reject subsequent Purchase Payments by sending advance written Notice to you if
PURCHASE PAYMENTS:            any of the following changes occur regarding the same Rider available for new contract purchases:
                                .  A change in the Rider Fee Rate;
                                .  A change in the Rollup Rate;
                                .  A change in the Withdrawal Rate and/or Lifetime Guarantee Rate; and
                                .  The Rider is no longer offered by us to new Owners.

                              Restrictions on subsequent Purchase Payments will remain in effect until the Rider is terminated unless the Company provides advance written Notice to you otherwise.

AUTOMATIC STEP-UP DATE:       Every Contract Anniversary

MAXIMUM AUTOMATIC STEP-UP     90
AGE:

RIDER FEE RATE:               1.35%

MAXIMUM RIDER FEE RATE:       2.00%

CANCELLATION WINDOW PERIODS:  30-day period following the 5/th/,and 10/th/ Contract Anniversaries following the
                              Issue Date and every Contract Anniversary thereafter

GUARANTEED PRINCIPAL          10/th/ Contract Anniversary following the Issue Date
ADJUSTMENT ELIGIBILITY DATE:

7-CGLWB-1 (06/17)

MINIMUM SPOUSAL AGE:       Spouse's Date of Birth may not be more than 4 years after your Date of Birth.

ALLOCATIONS AND TRANSFERS  You must allocate 100% of your Purchase Payments and Account Value into either
REQUIREMENTS:              Option A or Option B. For Option B, you must also meet the additional allocation requirements shown below.

                           Any transfer request must meet these allocation requirements.

OPTION A:

GLWB SUBACCOUNTS:          TDB

OPTION B:

ALLOCATION, TRANSFER AND
REBALANCING LIMITS:

PLATFORM 1 PERCENTAGE:     Maximum of 70%

PLATFORM 1 SUBACCOUNTS:    TBD

PLATFORM 2 PERCENTAGE:     Minimum of 30%

PLATFORM 2 SUBACCOUNTS:    TBD

REBALANCING REQUIREMENTS:

OPTION A:
If you choose to allocate according to Option A, rebalancing is optional and you may choose any available frequency.

OPTION B:
If you choose to allocate according to Option B, rebalancing is automatic and your Account Value will be rebalanced on a quarterly basis. Quarterly rebalancing will first occur on the date that is three months from the Rider Issue Date. Subsequent rebalancing will be made each quarter thereafter on the same day.]

For IRAs and other contracts subject to Section 401(a)(9) of the Internal Revenue Code, you may be required to take withdrawals to fulfill minimum distribution requirements. These required minimum distributions may be greater than the Annual Benefit Payment ("ABP"). We will increase your ABP to equal your required minimum distribution amount for that year, if such amounts are greater than your ABP. If these required minimum distributions occur in Contract Years prior to the Rollup Rate Period End Date, this rider may have limited usefulness and may not be appropriate because your required minimum distribution will cause your Benefit Base to not be increased by the Rollup Rate. You should consider whether the benefit is appropriate for your circumstances. We encourage you to consult a tax advisor to discuss withdrawals related to this matter.

7-CGLWB-1 (06/17)